Exhibit 25(2)(k)(2)

                                ESCROW AGREEMENT

      THIS AGREEMENT is made as of _____________, 2005 by and among MULTI-STRATEGY HEDGE ADVANTAGE, a Delaware statutory trust (the "Trust"), MERRILL LYNCH INVESTMENT MANAGERS, LLC, a Delaware limited liability company (the "Adviser"), and PFPC INC., a Massachusetts corporation ("Escrow Agent").

                                   WITNESSETH

      WHEREAS,   the  Trust  has   retained   PFPC  Inc.   to  provide   certain
administration, accounting and investor services pursuant to an Administration, Accounting and Investor Services Agreement dated as of _________, 2005; and

      WHEREAS, the Trust desires that PFPC Inc. also provide services as escrow agent for the purpose of receiving payments from potential subscribing shareholders in the Trust (the "Potential Investors") and holding funds delivered by the Trust for the payment of shareholders who tender their shares in the Trust pursuant to periodic tender offers made by the Trust, and PFPC Inc. wishes to provide such services.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.    Acceptance  by  Escrow  Agent.   The  Escrow  Agent  hereby   accepts  the
      appointment as escrow agent hereunder and agrees to act on the terms and conditions hereinafter set forth.

2. Rights and Responsibilities of Escrow Agent. The acceptance by the Escrow Agent of its duties hereunder is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall govern and control the Escrow Agent's rights, duties, liabilities and immunities.


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      (a)   The Escrow Agent shall act  hereunder as a depositary  only,  and in its capacity as such, it shall not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any document furnished to the Escrow Agent or any asset deposited with it.

      (b) "Written Instructions" means written instructions received by the Escrow Agent and signed by the Adviser or by any other person duly authorized by the Adviser, the Board of Trustees of the Trust (the "Board"), or the shareholders of the Trust ("Shareholders") to give such instructions on behalf of the Trust. The instructions may be delivered by hand, mail, facsimile, cable, telex or telegram; except that any instruction terminating this Agreement may be given only by hand or mail. The Trust shall file from time to time with the Escrow Agent a certified copy of each resolution, unanimous consent, or other instrument of the Adviser, the Board or Shareholders authorizing persons to give Written Instructions. Such resolution shall include certified signatures of such persons authorized to give Written Instructions. This shall constitute conclusive evidence of the authority of the signatories designated therein to provide Written Instructions. Such resolution shall be considered in full force and effect with the Escrow Agent fully protected in acting in reliance thereon unless and until it receives written notice from the Adviser to the contrary.

            The Escrow Agent may rely upon and shall be protected for any action or omission it takes pursuant to Written Instructions if it, in good faith, believes such Written Instructions to be genuine. Unless otherwise provided in this Agreement, the Escrow Agent shall act only upon Written Instructions. The Escrow Agent



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

            shall be entitled to assume that any Written Instruction received hereunder is not in any way inconsistent with the provisions of the declaration of trust agreement or this Agreement or of any vote, resolution or proceeding of the Trust's Shareholders, unless and
            until  the  Escrow  Agent  receives  Written   Instructions  to  the
            contrary.

      (c) The Escrow Agent shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, in performing services provided for under this Agreement. The Escrow Agent shall be liable for any damages arising out if its failure to perform its duties under this Agreement to the extent such damages arise out of its willful misfeasance, fraud, bad faith, gross negligence or reckless disregard of such duties.

      (d) Notwithstanding anything in this Agreement to the contrary, neither the Escrow Agent nor its affiliates shall be liable to the Trust or the Board for any consequential, special or indirect losses or damages which the Trust may incur or suffer by or as a consequence of the Escrow Agent's or its affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by the Escrow Agent or its affiliates.

      (e) Without limiting the generality of the foregoing or of any other provision of this Agreement, the Escrow Agent shall not be liable for losses beyond its control, provided it has acted in accordance with the standard of care set forth above; and the Escrow Agent shall not be liable for delays or errors or loss of data occurring by reason of circumstances beyond its control, including acts of civil or military



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            authority,  national emergencies,  fire, flood, catastrophe, acts of
            God,   insurrection,   war,   riots  or   failure   of  the   mails,
            transportation, communication or power supply.

      (f) The Trust agrees to indemnify the Escrow Agent and hold it harmless from and against any charge, loss, liability, expense (including reasonable attorneys fees and expenses), claim or demand arising directly or indirectly from any action or omission to act which the Escrow Agent takes: (i) at the request or on the direction of or in reliance on the advice of the Trust relating to this Agreement or
            (ii) upon Written Instructions; provided, however, that neither the Escrow Agent, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of the Escrow Agent's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement. The Trust shall indemnify and hold harmless the Escrow Agent against and in respect of any liability for taxes and for any penalties or interest in respect of taxes attributable to the investment of funds held in escrow by the Escrow Agent pursuant to this Agreement. Notwithstanding anything in this Agreement to the contrary, the Escrow Agent shall not be liable to the Trust for any consequential, special or indirect losses or damages which the Trust may incur or suffer, whether or not the likelihood of such losses or damages was known by the Escrow Agent. These indemnities shall survive the resignation of the Escrow Agent or the termination of this Agreement.

      (g) The Escrow Agent shall have no duties except those specifically set forth in this Agreement.



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

      (h) The Escrow Agent shall have the right at any time it deems appropriate to seek an adjudication in a court of competent jurisdiction as to the respective rights of the parties hereto and shall not be held liable by any party hereto for any delay or the consequences of any delay occasioned by such resort to court.

      (i)   The  Escrow  Agent  shall   notify   promptly  the  Adviser  of  any
            discrepancy between the amounts set forth on any remittance advice received by Escrow Agent and the sums delivered to it therewith.

3. Definitions. Except as specifically set forth herein, the terms used in this Agreement shall have the same meaning as set forth in the Administration, Accounting and Investor Services Agreement between the Trust and PFPC Inc.

4. Deposit of Escrow Fund. The Escrow Agent shall establish and maintain an account in the name of Multi-Strategy Hedge Advantage Escrow Account for the subscriptions, or other similar name (the "Subscription Account") and an account in the name of Multi-Strategy Hedge Advantage Repurchase Account (the "Repurchase Account") and together with the Subscription Account, the "Accounts". The Escrow Agent shall promptly deposit in the Subscription Account all funds remitted by Potential Investors payable to the Trust as described in the Subscription Agreement. Potential Investors also may deposit monies in the Subscription Account by wire transfer pursuant to instructions provided to them by the Trust. Balances on deposit in the Subscription Account will earn interest at prevailing market rates pursuant to arrangements approved by the Trust.

5. Statements. During the term of this Agreement, the Escrow Agent shall provide the Trust with (a) monthly statements containing the beginning and ending balance in each Account as well as all principal and income transactions for the statement period and (b)



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

      a daily summary of amounts deposited and the status of available funds. The Trust shall be responsible for reconciling such statements. The Escrow Agent shall be forever released and discharged from all liability with respect to the accuracy of such statements, except with respect to any such act or transaction as to which the Trust shall, within 90 days after the furnishing of the statement, file written objections with the Escrow Agent.

6. Distributions and Closings. Upon Written Instructions, at each closing of each offering of shares in the Trust, or at any other time as described in the Trust's subscription agreement, the Escrow Agent will immediately wire principal balances on deposit in the Subscription Account to the account designated by the Trust. Such Written Instructions shall be sent to the Escrow Agent by 2:00 p.m. on the closing date with respect to each closing. In the event that a Potential Investor who has escrow funds in the Subscription Account is not admitted into the Trust, upon Written Instructions, the Escrow Agent shall promptly issue refunds to the Potential Investor in the amount of the Potential Investor's principal balance. Such refunds shall be made in check form.

7. Repurchases. The Trust from time to time may wire balances to the Repurchase Account representing funds owed to Shareholders whose tenders have been accepted by the Trust in connection with periodic repurchases of shares by the Trust from its Shareholders. Upon Written Instructions, the Escrow Agent shall issue promptly repurchase payments from the Repurchase Account in check form to each repurchasing Shareholder. Upon Written Instructions, the Escrow Agent will withhold specified amounts from repurchasing Shareholders.



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

8. Tax Identification Number. All deposits to the Accounts shall be subject to the Escrow Agent's receipt of a valid tax identification number for the Trust, Adviser or Potential Investor, as applicable.

9. Compensation. The fee of the Escrow Agent for its services hereunder shall be paid by the Trust as may be mutually agreed to in writing by the Trust and Escrow Agent. Notwithstanding the foregoing, standard account transaction charges will be billed to the Trust as an out-of-pocket expense.

10. Amendment. This Agreement may not be amended or supplemented, and no provision hereof may be modified or waived, except by an instrument in writing, signed by all of the parties hereto.

11. Termination. This Agreement shall continue until terminated by either party on sixty (60) days' prior written notice. Upon the termination of this Agreement and upon the delivery of the balance of the Accounts to a successor escrow agent or such other person as may be designated by Written Instructions, the Escrow Agent shall be released and discharged of any and all further obligations hereunder. If no successor Escrow Agent has been designated pursuant to Written Instructions to receive the balance of the Accounts at the expiration of the 60-day period, the Escrow Agent shall have no further obligation hereunder except to hold the escrow funds as a depositary. Upon written notification by the Trust of the appointment of the successor, the Escrow Agent shall promptly deliver the balance of the Accounts to such successor, and the duties of the Escrow Agent shall thereupon in all respects terminate, and it shall be released and discharged of any and all further obligations hereunder.



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

12. Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but such counterparts together shall constitute one and the same instrument.

13. Miscellaneous. All covenants and agreements contained in this Agreement by or on behalf of the parties hereto shall bind and inure to the benefit of such parties and their respective heirs, administrators, legal representatives, successors and assigns, as the case may be. The headings in this Agreement are for convenience of reference only and shall neither be considered as part of this Agreement, nor limit or otherwise affect the meaning thereof. This Agreement shall be construed and enforced in accordance with the laws of Delaware without regard to principles of conflicts of law.

14. Notices. All instructions, notices and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or facsimile or mailed by first class, registered mail, return receipt requested, postage prepaid, and addressed as follows:

      (a) If to the Trust:

      Multi-Strategy Hedge Advantage
      c/o: Treasurer
      222 Broadway
      27th Floor
      New York, NY 10038

      (b) If to the Escrow Agent:

      PFPC Inc.
      Attn: _______________
      301 Bellevue Parkway
      Wilmington, DE 19809




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

      (c) If to the Adviser:

      Merrill Lynch Investment Managers, LLC
      c/o:_________________
      800 Scudders Mill Road
      Plainsboro, NJ 08536

15. Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

16. Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties and supersedes all prior agreements and understandings relating to the subject matter hereof; provided that, the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and instructions.

17. Authority. Each party hereto represents that it has the legal power and authority to execute and deliver this Agreement and each party is in receipt of all requisite authorizations and consents (if any) necessary to enable it to execute and perform this Agreement.

18. Binding Agreement. Each party hereto represents that this Agreement is enforceable against such party in accordance with its terms.

19. Customer Identification Program Notice. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of PFPC Inc.'s affiliates are financial institutions, and PFPC Inc. may, as a matter of policy, request (or may have already requested) the Trust's name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party's date of birth. PFPC Inc. may also ask (and may



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      have already asked) for additional identifying information,  and PFPC Inc.
      may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.


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


      IN WITNESS THEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                                  MULTI-STRATEGY HEDGE ADVANTAGE

                                                  By: __________________________
                                                      Name:
                                                      Title:



                                                  MERRILL LYNCH INVESTMENT
                                                  MANAGERS, LLC (as "Adviser")

                                                  By: ________________________,
                                                      its Managing Member

                                                  By: __________________________
                                                      Name:
                                                      Title:

                                                  PFPC INC.

                                                  By: __________________________
                                                      Name:
                                                      Title:


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